Exhibit 99.1


                              MECH FINANCIAL, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder of MECH Financial, Inc. hereby appoints Robert G. Rayve and John J. Meehan, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Special Meeting of shareholders to be held at 10:00 a.m., local time, on Tuesday, June 20, 2000, at Hartford Club, 46 Prospect Avenue, Hartford, Connecticut, 06103, and at any adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

         This proxy will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: (1) TO APPROVE AND ADOPT AN AGREEMENT AND PLAN OF MERGER, DATED AS OF DECEMBER 1, 1999, AND THE AMENDMENT NUMBER 1 THERETO, DATED AS OF DECEMBER 21, 1999, BETWEEN WEBSTER FINANCIAL CORPORATION AND MECH FINANCIAL, INC., PURSUANT TO WHICH MECH WILL BE ACQUIRED BY WEBSTER, THE MERGER PROVIDED FOR THEREIN, AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE AGREEMENT AND PLAN OF MERGER; AND (2) ANY OTHER BUSINESS IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE MECH BOARD OF DIRECTORS. The undersigned may revoke this proxy at any time before it is voted by (i) delivering to Lael K. Noel, Corporate Secretary of MECH a written notice of revocation before the special meeting, (ii) delivering to MECH a duly executed proxy bearing a later date before the special meeting, or (iii) by attending the special meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of a Notice of a Special Meeting of MECH and the proxy statement/prospectus of Webster dated May 5, 2000.

         If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

         PROPOSAL 1:
                  To approve and adopt the agreement and plan of merger, dated as of December 1, 1999, between Webster Financial Corporation and MECH Financial, Inc., as amended on December 21, 1999, the merger of MECH into Webster and the other transactions contemplated by the merger agreement, as described in the proxy statement/prospectus.

                  [__]   FOR            [___]    AGAINST         [___]   ABSTAIN


         PROPOSAL 2:
                  The proxies are authorized to vote upon such other business as may properly come before the special meeting, or any adjournments or postponements of the meeting, including, without limitation, a motion to adjourn the special meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the merger agreement and the merger or otherwise.


           (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)


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                                    Date:
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                                    Signature(s) of Shareholder(s) or
                                    Authorized Representative(s)

                                    Please  date and sign  exactly  as your name
                                    appears on this proxy card.  Each  executor,
                                    administrator,       trustee,      guardian,
                                    attorney-in-fact and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all persons should sign.